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                                                                   Exhibit 10.16



Mr. Eduardo Duarte
Companhia Vale do Rio Doce - CVRD
Av. Graca Aranha, 26 - 4th floor
Rio de Janeiro - RJ


Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement(No.333-82136) on Form F-3 of Compania Vale do Rio Doce of our audit report dated January 19, 2001, except for notes 4 and 8 for which the date is as of January 17, 2002, relating to the Financial Statements of Valesul Aluminio S.A. as of December 31, 1999 and 2000 and for each of the years then ended, which report appears in the December 2000 Form 20-F/A of Companhia Vale do Rio Doce. Our audit report dated January 19, 2001, except for notes 4 and 8 for which the date is as of January 17, 2002, contains an explanatory paragraph that states that, as more fully described in notes 4 and 8 to the financial statements, the company has adjusted its property, plant and equipment and deferred income taxes balances as a result of corrections of errors. Consequently, the company's financial statements for 1999 and 2000 have been restated to conform with these adjustments.

/s/KPMG Auditores Independentes

Rio de Janeiro, Brazil

March 6, 2002